Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226
 Contact:  Allan Hosack
Chief Financial Officer
414.459.4010
allanhosack@wsbonline.com
FOR IMMEDIATE RELEASE

WATERSTONE FINANCIAL, INC. ANNOUNCES SECOND SHARE REPURCHASE PROGRAM

Wauwatosa, WI - Waterstone Financial, Inc. (the "Company") announced that on May 12, 2015, its Board of Directors authorized a third stock repurchase program pursuant to which the Company intends to purchase up to 2,000,000 of its issued and outstanding shares, representing approximately 6.3% of its issued and outstanding shares of common stock. The repurchase program will commence on or about May 13, 2015. The program is the third repurchase program approved by the Board of Directors. The third stock repurchase program follows the Company's completion of its second repurchase program during which the Company purchased a total of 2,000,000 shares of its common stock at a weighted average price of $12.82 per share.  During 2015, the Company has purchased a total of 3,408,513 shares of its common stock at a weighted average price of $12.86.  The timing of the purchases will depend on certain factors, including but not limited to market conditions and prices, available funds and alternative uses of capital. The stock repurchase program may be carried out through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Any repurchased shares will be treated as authorized but unissued by the Company.  The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. The repurchase program does not obligate the Company to purchase any particular number of shares.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank holding company headquartered in Wauwatosa, WI.  With $1.8 billion in assets at March 31, 2015, Waterstone has nine community bank branches in the metropolitan Milwaukee market, a loan production office in Minneapolis, Minnesota, and mortgage banking offices in seventeen states around the country.  Additional financial detail related to WaterStone Bank SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form  10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.